SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 14, 2020

Date of Report (Date of earliest event reported)

UNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-12431	22-3282551
(Commission File Number)	(IRS Employer Identification No.)

64 Old Highway 22

Clinton, NJ 08809

(Address of Principal Executive Office)

(908) 730-7630

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	UNTY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) The Registrant’s commercial bank subsidiary, Unity Bank (the “Bank”), is realigning its commercial lending division to enhance both its quality of service to customers and risk management practices. As part of this effort, Mr. Adam Kuras will join Unity Bank as Chief Lending Officer (CLO) beginning September 21st and current CLO Stephen Rooney, who has served in various roles since joining Unity Bank in 2014 and was a named executive officer in 2019, will become Chief Credit Officer (CCO). Christopher Burke, Unity Bank’s current Senior Credit Officer, will also change roles to lead the newly created portfolio management division. This realignment had previously been announced at the time the Bank announced its proposed retention of Mr. Matthew Mensinger as CLO. However, Mr. Mensinger subsequently withdrew his acceptance of the CLO position due to his decision not to relocate, and the realignment had been delayed.

(c) In addition, on September 14, 2020, Anthony L. Cossetti, the Executive Vice President and Chief Financial Officer of the Registrant and the Bank, tendered his resignation from the Registrant and the Bank after accepting an opportunity in another industry outside of banking. It is anticipated that Mr. Cossetti will remain with the Registrant and the Bank until not later than September 25, 2020 to assist in transition matters.

Contemporaneously with the events described in Item 5.02(c) above, the Registrant has appointed Laureen S. Cook, who currently serves as Chief Accounting Officer and SVP and is the principal accounting officer, as interim principal financial officer.

The table below sets forth certain information about Ms. Cook:

Name and Position	Age	Principal Occupation for the Past Five Years	Officer Since	Term Expires

Laureen Cook Interim Principal Financial Officer	52	The Registrant’s (i) Senior Vice President & Principal Accounting Officer (July 2020-September 2020), (ii) Interim Principal Accounting and Financial Officer (January 2020 -May 2020), and (iii) Controller and SVP	2004	N/A(1)

  (1) Officers serve at the pleasure of the Board of Directors

There are no arrangements or understandings between Ms. Cook and any other persons pursuant to which Ms. Cook was selected as interim principal financial officer. Ms. Cook has no family relationship with any other director or executive officer of the Registrant, nor with any person nominated or chosen to serve as a director or executive officer of the Registrant. Ms. Cook is not a director of any company with a class of securities registered pursuant to section 12, of the Securities Exchange Act of 1934, as amended (the “Act”), subject to the requirements of section 15(d) of the Act, or of any company under the Investment Company Act of 1940.

There are no “related party transactions” between Ms. Cook and the Company or the Bank that require disclosure.

There are no material plans, contracts or other arrangements (or amendments thereto) to which Ms. Cook is a party, or in which she participates, that was entered into or amended, in connection with Ms. Cook being appointed as acting interim principal financial officer of the Registrant.

The Registrant is party to a previously disclosed change in control agreement with Ms. Cook.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Date: September 17, 2020
	By:	/s/ James A. Hughes
James A. Hughes
President and Chief Executive Officer